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                                                                  EXHIBIT 23.1.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the references to our firm under the captions "Sprint Corporation Summary Financial Data" and "Experts" in the Prospectus Supplement to the Registration Statement (Form S-3 No. 333-83577) of Sprint Corporation and Sprint Capital Corporation which is incorporated by reference into the Registration Statement (Form S-3) of Sprint Corporation and Sprint Capital Corporation filed pursuant to Rule 462(b) under the Securities Act of 1933 and to the incorporation by reference therein of our reports dated February 1, 2000, with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

                                                Ernst & Young LLP


Kansas City, Missouri
January 18, 2001